UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2015

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 23, 2015, the Company held an Annual Meeting of Stockholders (the “Annual Meeting”) at 288 Christian Street, HC 2nd Floor, Oxford, CT 06478, as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 21, 2015. At the Annual Meeting, stockholders were asked to vote on two matters: (i) the election of directors; and (ii) the ratification of the appointment of an independent accounting firm.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Of the 27,546,974 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting, 24,513,970 shares of common stock were present at the Annual Meeting in person or by proxy. As such, a quorum was established at the Annual Meeting.

The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
Gino M. Pereira	19,327,231	16,214	5,170,525
Major General David R. Gust	19,304,023	39,422	5,170,525
Michael J. D’Almada-Remedios	19,233,904	109,541	5,170,525
Daniel P. Sharkey	19,301,521	41,924	5,170,525

In addition, the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, by a vote of 24,326,572 for; 93,022 against; and 94,378 abstentions. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2015	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer